UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

COURT DOCUMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	65-1170540
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1913 South Florida Avenue Lakeland, Florida	33803
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.01 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates: 333-181276

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-181276) as originally filed with the Securities and Exchange Commission on May 9, 2012 (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

3.1	Articles of Incorporation (incorporated by reference from Registrant's Registration Statement on Form S-1 filed on May 9, 2012, Registration No. 333-181276)

3.2	By-laws (incorporated by reference from Registrant's Registration Statement on Form S-1 filed on May 9, 2012, Registration No. 333-181276)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

COURT DOCUMENT SERVICES, INC.

By: MICHAEL J. DANIELS

President and Director

July 18, 2012

EXHIBIT INDEX

3.1	Articles of Incorporation (incorporated by reference from Registrant's Registration Statement on Form S-1 filed on May 9, 2012, Registration No. 333-181276)

3.2	By-laws (incorporated by reference from Registrant's Registration Statement on Form S-1 filed on May 9, 2012, Registration No. 333-181276)